UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 9, 2010

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34606	06-1346495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Lockeway Drive Suite 501 Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 9, 2010, Cellu Tissue-CityForest LLC (“CityForest”), a wholly-owned subsidiary of Cellu Tissue Holdings, Inc. (the “Company”), entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Reimbursement Agreement, dated as of March 21, 2007, by and between CityForest and Associated Bank, National Association (“Associated Bank”), as amended by the First Amendment to Amended and Restated Reimbursement Agreement, dated December 4, 2009, between CityForest and Associated Bank (as amended, the “Reimbursement Agreement”).

Generally, the Second Amendment amends the Reimbursement Agreement to extend the expiration date of the letter of credit provided by Associated Bank in connection with the Reimbursement Agreement to February 15, 2012. In the event that the merger contemplated by the Agreement and Plan of Merger, dated September 15, 2010, by and among the Company, Clearwater Paper Corporation and Sand Dollar Acquisition Corporation (the “Merger”) is consummated, then CityForest is required, on or before September 30, 2011, to cause the letter of credit provided by Associated Bank in connection with the Reimbursement Agreement to be replaced with a substitute letter of credit from a third party bank. CityForest’s failure to cause such letter of credit to be so replaced by September 30, 2011 shall constitute an event of default under the Reimbursement Agreement.

Associated Bank also consented in the Second Amendment to the Merger and waived any default or event of default that would otherwise occur or exist under the Reimbursement Agreement or related agreements as a result of the Merger.

The Second Amendment also contains a release by CityForest and the Company of claims against Associated Bank for causes of action arising prior to and including the date of the Second Amendment. In addition, the Company, as a guarantor under the Reimbursement Agreement, reaffirmed its obligations to Associated Bank pursuant to its guaranty and consented to the terms of the Second Amendment.

This description of the Second Amendment is qualified in its entirety by the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find it

In connection with the Merger and required stockholder approval, the Company filed a definitive proxy statement and other relevant material in connection with the Merger with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. All documents filed by the Company with the SEC may be obtained for free at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting Cellu Tissue Holdings, Inc., Attn: Investor Relations, 1855 Lockeway Drive, Suite 501, Alpharetta, GA, 30004. The Company’s filings with the SEC are also available on its website at www.cellutissue.com.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s officers and directors and their ownership of the Company’s common shares is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on June 25, 2010. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective officers and directors in the Merger by reading the Proxy Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment, dated December 9, 2010, to the Amended and Restated Reimbursement Agreement, dated March 21, 2007, between Cellu Tissue-CityForest LLC and Associated Bank, National Association, as amended by the First Amendment to Amended and Restated Reimbursement Agreement, dated December 4, 2009, between Cellu Tissue-CityForest LLC and Associated Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: December 10, 2010	By: /s/ David J. Morris
David J. Morris
Senior Vice President, Finance and
Chief Financial Officer

Exhibit Index

10.1	Second Amendment, dated December 9, 2010, to the Amended and Restated Reimbursement Agreement, dated March 21, 2007, between Cellu Tissue-CityForest LLC and Associated Bank, National Association, as amended by the First Amendment to Amended and Restated Reimbursement Agreement, dated December 4, 2009, between Cellu Tissue-CityForest LLC and Associated Bank, National Association.